Exhibit 99.1

LogMeIn Announces Second Quarter 2017 Results

Accelerated Growth, Expanding Margin and Strong Cash Flow Highlight the Quarter; Now

Expecting $90M in Run Rate Synergies in 2017

Boston, July 27th, 2017 – LogMeIn, Inc. (NASDAQ: LOGM), a leading provider of cloud-based connectivity, today announced its results for the second quarter ended June 30, 2017.

Second quarter 2017 highlights include:

•	GAAP revenue was $257.0 million and non-GAAP revenue was $267.0 million

•	Net income was $14.8 million, or $0.28 per diluted share, and non-GAAP net income was $54.4 million, or $1.01 per diluted share

•	EBITDA was $58.6 million or 22.8% of GAAP revenue, and Adjusted EBITDA was $94.4 million or 35.4% of non-GAAP revenue

•	Cash Flow from Operations was $86.9 million or 33% of non-GAAP revenue, and Adjusted Cash Flow from Operations was $98.9 million or 37% of non-GAAP revenue

•	Total deferred revenue was $310.2 million

•	The Company closed the quarter with cash, cash equivalents and short-term investments of $285.5 million

“The Company delivered revenue, adjusted EBITDA, and earnings per share above the high-end of our guidance while continuing to produce strong cash flow,” said Bill Wagner, President and CEO of LogMeIn. “We also made significant progress on our merger integration during the quarter, and, as a result, we are well ahead of schedule on both our synergy plan and our overall business optimization.”

Business Outlook

Based on information available as of July 27, 2017, the Company is issuing guidance, for the third quarter 2017 and fiscal year 2017. Since the Company’s merger with Citrix Systems, Inc.’s GetGo, Inc. subsidiary (referred to below as “GoTo”) officially closed on January 31, 2017, the Company’s business outlook for fiscal year 2017 excludes GoTo’s January 2017 results.

Third Quarter 2017: The Company expects third quarter non-GAAP revenue to be in the range of $271 million to $273 million. The Company expects third quarter GAAP revenue to be in the range of $264 million to $266 million. Non-GAAP revenue adds back $7 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

Adjusted EBITDA is expected to be in the range of $100 million to $102 million, or approximately 37% of non-GAAP revenue. EBITDA is expected to be in the range of $68 million to $70 million, or approximately 26% of GAAP revenue.

Non-GAAP net income is expected to be in the range of $59 million to $60 million, or $1.10 to $1.12 per diluted share. Non-GAAP net income adds back the $7 million non-GAAP revenue adjustment described above and excludes an estimated $19 million in stock-based compensation expense, $6 million in acquisition and litigation related costs, $50 million of amortization expense of acquired intangible assets and also includes $5 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete integration related tax items.

Non-GAAP net income for the third quarter assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 54 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition and litigation related costs, amortization expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $10 million to $11 million, or $0.18 to $0.20 per share.

GAAP net income for the third quarter assumes a tax benefit of approximately $2 million and GAAP net income per share is based on an estimated 54 million fully-diluted weighted average shares outstanding.

Fiscal Year 2017: The Company expects full year 2017 non-GAAP revenue to be in the range of $1.012 billion to $1.017 billion, which excludes GoTo’s January 2017 revenue of $58 million. The Company expects full year 2017 GAAP revenue to be in the range of $978 million to $983 million. Non-GAAP revenue adds back $34 million for the impact of an acquisition accounting adjustment recorded to reduce GoTo’s deferred revenue balance to the fair value of the remaining obligation.

Adjusted EBITDA is expected to be in the range of $354 million to $361 million, or approximately 35% of non-GAAP revenue. EBITDA is expected to be in the range of $194 million to $201 million, or approximately 20% of GAAP revenue.

Non-GAAP net income is expected to be in the range of $207 million to $212 million, or $4.00 to $4.10 per diluted share. Non-GAAP net income adds back the $34 million non-GAAP revenue adjustment described above and excludes an estimated $69 million in stock-based compensation expense, $57 million in acquisition and litigation related costs, $183 million of amortization expense of acquired intangible assets and also includes $20 million of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value, as well as the income tax effect of the above items and discrete integration related tax items.

Non-GAAP net income for the full fiscal year 2017 assumes an effective tax rate of approximately 30% and non-GAAP net income per diluted share is based on an estimated 52 million fully-diluted weighted average shares outstanding.

Including stock-based compensation expense, acquisition and litigation related costs, amortization expense, and excluding the acquisition accounting adjustments to revenue and amortization expense, the Company expects to report GAAP net income in the range of $8 million to $13 million, or $0.15 to $0.25 per diluted share.

GAAP net income for the full year assumes a tax benefit of approximately $35 million. GAAP net income per share is based on an estimated 52 million fully-diluted weighted average shares outstanding.

Dividend

In conjunction with its previously announced capital return plan, the Company will pay a $0.25 per share dividend on August 25, 2017 to stockholders of record as of August 9, 2017. The Company currently has approximately 52.7 million shares of common stock outstanding.

Analyst Day

The Company also is announcing that it will host its inaugural Analyst Day in Boston on December 19th. Further details will be forthcoming.

Conference Call Information for Today, Thursday, July 27, 2017

The Company will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 888-263-0877 (for the U.S. and Canada) or 323-794-2130 (for international callers) and entering passcode 5609953. A live webcast will be available on the Investor Relations section of the Company’s corporate website at https://www.logmeininc.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on July 27, 2017 until 8:00 p.m. Eastern Time on August 4, 2017, by dialing 888-203-1112 and entering passcode 5609953.

Our Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP revenue, EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP net income, non-GAAP net income per diluted share and adjusted cash flow from operations.

•	Non-GAAP revenue is GAAP revenue and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income net, and depreciation and amortization.

•	EBITDA margin is calculated by dividing EBITDA by revenue.

•	Adjusted EBITDA is GAAP net income excluding provision for income taxes, interest income, interest expense, and other (expense) income net, depreciation and amortization, acquisition and litigation related costs, stock-based compensation expense, and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue.

•	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by non-GAAP revenue, or GAAP revenue if not different.

•	Non-GAAP operating income is GAAP operating income and adds back the impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue and excludes acquisition related costs and amortization, litigation related costs, stock-based compensation expense, and also includes amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP provision for income taxes is GAAP provision (benefit) for incomes taxes and excludes the tax impact of the fair value acquisition accounting adjustment on acquired GoTo’s deferred revenue, acquisition related costs and amortization, litigation related costs, stock-based compensation expense, discrete integration related tax impacts and also includes the tax impact of amortization expense for GoTo’s internally capitalized software development costs that were adjusted in acquisition accounting to fair value.

•	Non-GAAP net income and non-GAAP net income per diluted share reflects the adjustments noted in non-GAAP operating income and non-GAAP provision for income taxes above.

•	Adjusted cash flow from operations excludes acquisition and litigation related payments.

The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and to compare the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the

Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.

About LogMeIn, Inc.

LogMeIn, Inc. (NASDAQ:LOGM) simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. One of the world’s top 10 public SaaS companies, and a market leader in communication & conferencing, identity & access, and customer engagement & support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. LogMeIn is headquartered in Boston with additional locations in North America, Europe, Asia and Australia.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s future cash flows, integration progress and its achievement of synergy targets and business optimization, as well as the Company’s financial guidance for fiscal year 2017 and the third quarter of 2017. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, customer adoption of the Company’s solutions, the Company’s ability to execute on its strategic initiatives, failure to realize the estimated synergies or growth from the Company’s merger with GetGo, Inc. or that such benefits may take longer to realize than expected, the Company’s ability to integrate acquired products or companies, the disruption of ongoing business operations and the diversion of management’s attention due to the work required to successfully integrate GoTo’s business, unanticipated costs of integration, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, the effectiveness of the Company’s cybersecurity measures, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, the result of any pending litigation including intellectual property litigation, and other risks detailed in the Company’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

LogMeIn is a registered trademark of LogMeIn, Inc. in the US and other countries around the world.

Contact Information:

Investors

Rob Bradley

LogMeIn, Inc.

781-897-1301

rbradley@LogMeIn.com

Press

Craig VerColen

LogMeIn, Inc.

781-897-0696

Press@LogMeIn.com

LogMeIn, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(In thousands)

	December 31,	June 30,
	2016	2017
ASSETS
Current assets:
Cash and cash equivalents	$140,756	$261,007
Marketable securities	55,710	24,488
Accounts receivable, net	25,901	75,765
Prepaid expenses and other current assets	5,723	40,354

Total current assets	228,090	401,614
Property and equipment, net	23,867	82,538
Restricted cash	2,481	1,549
Intangibles, net	62,510	1,209,249
Goodwill	121,760	2,225,692
Other assets	4,282	8,186
Deferred tax assets	303	262

Total assets	$443,293	$3,929,090

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,640	$37,040
Accrued liabilities	35,253	104,321
Deferred revenue, current portion	156,966	304,777

Total current liabilities	206,859	446,138
Long-term debt	30,000	—
Deferred revenue, net of current portion	5,287	5,373
Deferred tax liabilities	2,332	388,254
Other long-term liabilities	2,699	5,802

Total liabilities	247,177	845,567

Commitments and contingencies
Preferred stock	—	—
Equity:
Common stock	284	559
Additional paid-in capital	314,700	3,244,722
Accumulated deficit	(1,754)	(26,460)
Accumulated other comprehensive (loss) income	(6,618)	4,813
Treasury stock	(110,496)	(140,111)

Total equity	196,116	3,083,523

Total liabilities and equity	$443,293	$3,929,090

LogMeIn, Inc.

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
Revenue	$83,266	$257,025	$163,000	$444,483
Cost of revenue	11,436	53,236	22,636	92,175

Gross profit	71,830	203,789	140,364	352,308

Operating expenses:
Research and development	14,046	40,710	29,410	73,832
Sales and marketing	41,663	93,469	83,905	169,237
General and administrative	11,404	33,163	21,656	82,554
Amortization of acquired intangibles	1,357	36,154	2,740	60,574

Total operating expenses	68,470	203,496	137,711	386,197

Income (loss) from operations	3,360	293	2,653	(33,889)
Interest income	186	373	369	519
Interest expense	(367)	(345)	(759)	(794)
Other expense, net	(92)	(128)	(496)	(78)

Income (loss) before income taxes	3,087	193	1,767	(34,242)
(Provision for) benefit from income taxes	(581)	14,653	(334)	30,524

Net income (loss)	$2,506	$14,846	$1,433	$(3,718)

Net income (loss) per share:
Basic	$0.10	$0.28	$0.06	$(0.08)
Diluted	$0.10	$0.28	$0.06	$(0.08)
Weighted average shares outstanding:
Basic	25,135	52,715	25,144	48,168
Diluted	25,828	53,723	25,841	48,168

LogMeIn, Inc.

Calculation of Non-GAAP Revenue (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
GAAP Revenue	$83,266	$257,025	$163,000	$444,483
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	9,926	—	23,571

Non-GAAP Revenue	$83,266	$266,951	$163,000	$468,054

Calculation of Non-GAAP Operating Income, Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
	(In thousands, except per share data)		(In thousands, except per share data)
GAAP Net income (loss) from operations	$3,360	$293	$2,653	$(33,889)
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	9,926	—	23,571
Stock-based compensation expense	9,736	16,296	18,328	30,490
Acquisition related costs	3,017	9,077	6,239	40,936
Litigation related expenses	—	520	35	738
Amortization of acquired intangibles	2,507	49,201	5,045	82,761
Effect of acquisition accounting on internally capitalized software development costs	—	(6,244)	—	(10,945)

Non-GAAP Operating income	18,620	79,069	32,300	133,662
Interest and other expense, net	(273)	(100)	(886)	(353)

Non-GAAP Income before income taxes	18,347	78,969	31,414	133,309
Non-GAAP Provision for income taxes	(5,611)	(24,567)	(9,613)	(40,766)

Non-GAAP Net income	$12,736	$54,402	$21,801	$92,543

Non-GAAP net income per diluted share	$0.49	$1.01	$0.84	$1.88
Diluted weighted average shares outstanding used in computing per share amounts	25,828	53,723	25,841	49,274

Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
GAAP Net income (loss)	$2,506	$14,846	$1,433	$(3,718)
Add Back:
Interest and other expense, net	273	100	886	353
Income tax expense (benefit)	581	(14,653)	334	(30,524)
Amortization of acquired intangibles	2,507	49,201	5,045	82,761
Depreciation and amortization expense	2,753	9,101	5,659	15,825

EBITDA	8,620	58,595	13,357	64,697
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	—	9,926	—	23,571
Stock-based compensation expense	9,736	16,296	18,328	30,490
Acquisition related costs	3,017	9,077	6,239	40,936
Litigation related expenses	—	520	35	738

Adjusted EBITDA	$21,373	$94,414	$37,959	$160,432

EBITDA Margin	10.4%	22.8%	8.2%	14.6%
Adjusted EBITDA Margin	25.7%	35.4%	23.3%	34.3%

Stock-Based Compensation Expense (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
	(in thousands)		(in thousands)
Cost of revenue	$690	$1,285	$1,238	$2,299
Research and development	1,728	5,208	3,226	9,637
Sales and marketing	4,651	4,190	8,478	7,796
General and administrative	2,667	5,613	5,386	10,758

Total stock based-compensation	$9,736	$16,296	$18,328	$30,490

LogMeIn, Inc.

Calculation of Projected 2017 Non-GAAP Revenue (unaudited)

(In millions)

	Three Months Ended September 30, 2017	Twelve Months Ended December 31, 2017
GAAP Revenue	$264 - $266	$978 - $983
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	7	34

Non-GAAP Revenue	$271 - $273	$1,012 - $1,017

Calculation of Projected 2017 Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share (unaudited)

(In millions, except per share data)

	Three Months Ended September 30, 2017	Twelve Months Ended December 31, 2017
GAAP Net income	$10 - $11	$8 - $13
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	7	34
Stock-based compensation expense	19	69
Acquisition and litigation related costs	6	57
Amortization of acquired intangibles	50	183
Effect of acquisition accounting on internally capitalized software development costs	(5)	(20)
Income tax effect of non-GAAP items	(28)	(124)

Non-GAAP Net income	$59 - $60	$207 - $212

GAAP net income per diluted share	$0.18 - $0.20	$0.15 - $0.25
Non-GAAP net income per diluted share	$1.10 - $1.12	$4.00 - $4.10
Diluted weighted average shares outstanding used in computing income per share	54	52

Calculation of Projected 2017 EBITDA and Adjusted EBITDA (unaudited)

(In millions)

	Three Months Ended September 30, 2017	Twelve Months Ended December 31, 2017
GAAP Net income	$10 - $11	$8 - $13
Add Back:
Interest and other (income) expense, net	—	1
Income tax benefit	(2)	(35)
Amortization of acquired intangibles	50	183
Depreciation and amortization expense	10	38

EBITDA	68 - 70	194 - 201
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	7	34
Stock-based compensation expense	19	69
Acquisition and litigation related costs	6	57

Adjusted EBITDA	$100 - $102	$354 - $361

EBITDA Margin	26%	20%
Adjusted EBITDA Margin	37%	35%

LogMeIn, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2017	2016	2017
Cash flows from operating activities
Net income (loss)	$2,506	$14,846	$1,433	$(3,718)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	9,736	16,296	18,328	30,490
Depreciation and amortization	5,260	58,302	10,704	98,586
Benefit from deferred income taxes	—	(16,021)	—	(32,477)
Other, net	380	1,135	926	1,374
Changes in assets and liabilities, excluding effect of acquisitions:
Accounts receivable	509	(3,130)	1,562	(3)
Prepaid expenses and other current assets	1,792	(5,688)	(2,306)	(12,586)
Other assets	1,034	68	949	156
Accounts payable	811	7,307	2,523	11,194
Accrued liabilities	2,840	(2,492)	342	38,044
Deferred revenue	(271)	15,423	26,073	59,752
Other long-term liabilities	1,397	869	3,460	1,973

Net cash provided by operating activities(1)	25,994	86,915	63,994	192,785

Cash flows from investing activities
Purchases of marketable securities	(17,789)	—	(31,573)	—
Proceeds from sale or disposal or maturity of marketable securities	17,500	4,850	31,250	31,103
Purchases of property and equipment	(4,436)	(6,110)	(8,812)	(9,804)
Intangible asset additions	(323)	(7,678)	(715)	(13,709)
Acquisition of businesses, net of cash acquired	—	—	(61)	24,215
Decrease (increase) in restricted cash and deposits	95	(127)	(31)	1,750

Net cash (used in) provided by investing activities	(4,953)	(9,065)	(9,942)	33,555

Cash flows from financing activities
Repayments of borrowings under credit facility	(7,500)	(30,000)	(15,000)	(30,000)
Proceeds from issuance of common stock upon option exercises	4,279	869	5,404	5,354
Payments of withholding taxes in connection with restricted stock unit vesting	(6,502)	(21,834)	(8,617)	(29,455)
Payment of debt issuance costs	(84)	(200)	(349)	(1,993)
Dividends paid on common stock	—	(13,156)	—	(25,936)
Purchase of treasury stock	(10,970)	(22,150)	(19,337)	(29,615)

Net cash used in financing activities	(20,777)	(86,471)	(37,899)	(111,645)

Effect of exchange rate changes on cash and cash equivalents	(1,573)	2,905	586	5,556

Net (decrease) increase in cash and cash equivalents	(1,309)	(5,716)	16,739	120,251
Cash and cash equivalents, beginning of period	141,191	266,723	123,143	140,756

Cash and cash equivalents, end of period	$139,882	$261,007	$139,882	$261,007

(1)	Cash flows from operating activities includes the following acquisition and litigation-related payments:

(a)	Cash flows from operating activities includes acquisition transaction, transition, and integration-related payments of $11.9 million for the three months ended June 30, 2017 and $0.2 million and $32.8 million for the six months ended June 30, 2016 and 2017, respectively.
(b)	Cash flows from operating activities includes acquisition-related retention-based bonus payments of $4.5 million for the six months ended June 30, 2016 related to the Company's 2014 and 2015 acquisitions.
(c)	Cash flows from operating activities includes litigation-related payments of $0.1 million for the three months ended June 30, 2017 and $0.1 million and $0.3 million for the six months ended June 30, 2016 and 2017, respectively.

Adjusted cash flows from operations adds back the items in (a), (b) and (c) above and sums to $26.0 million and $98.9 million for the three months ended June 30, 2016 and 2017, respectively, and $68.8 million and $225.9 million for the six months ended June 30, 2016 and 2017, respectively.